MIDSOUTH BANCORP, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS AGREEMENT, is made between MIDSOUTH BANCORP, INC. (“MidSouth”) and ____________ (the “Participant”) as of the Grant Date (as defined below).

WHEREAS, MidSouth has adopted and maintains the 2007 Omnibus Incentive Compensation Plan (as amended and restated effective May 23, 2012) (the “Plan”) to provide certain key persons, on whose initiative and efforts the successful conduct of the business of MidSouth depends, with incentives to: (a) enter into and remain in the service of MidSouth, (b) acquire a proprietary interest in the success of MidSouth, (c) maximize their performance and (d) enhance the long-term performance of MidSouth;

WHEREAS, the Plan provides that the Compensation Committee of the Board of Directors of MidSouth (the “Committee”) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount, type and terms of such awards; and

WHEREAS, the Committee has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of Performance-Based Restricted Stock Units.  Pursuant to, and subject to, the terms and conditions set forth in this Agreement and in the Plan, the Committee hereby grants to the Participant the number of performance-based restricted stock units set forth on Exhibit A as more particularly described herein (each, an “RSU”). Upon satisfaction of the Performance Objectives set forth on Exhibit A, or as otherwise provided herein, the RSUs shall become vested and payable, and each RSU will entitle the Participant to receive upon settlement one share of MidSouth’s Common Stock with respect to each RSU that becomes vested and payable under the terms and conditions of this Agreement, which shares of MidSouth’s Common Stock (the “Restricted Stock”) shall be nontransferable and subject to a substantial risk of forfeiture unless and until such Restricted Stock becomes vested and nonforfeitable under the terms and conditions set forth below.

2.    Grant Date.  The Grant Date of the RSUs is _________ __, 20__.

3.    Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.    Terms of the RSUs. The RSUs are subject to the following terms and conditions:

(a)    Vesting of RSUs

(i)    Except as otherwise provided below, the RSUs shall be considered “performance-based” and shall become vested and payable as of the date after the

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completion of the Measurement Period that the Committee certifies achievement, if any, of the Performance Objectives (the “RSUs Determination Date”) with respect to that number of RSUs set forth on Exhibit A that correlates to the level of the Performance Objectives achieved, if any, as set forth on Exhibit A, as determined by the Committee in its sole discretion, provided the Participant has been continuously employed by, or providing services to, MidSouth or any of its subsidiaries from the Grant Date until the RSUs Determination Date. Notwithstanding any other provision of this Agreement, none of the RSUs shall become vested and payable if the Performance Objectives set forth on Exhibit A are not achieved as of the RSUs Determination Date.

(ii)    Except as otherwise set forth herein, if the Participant ceases to be employed by MidSouth or any of its subsidiaries for any reason prior to the RSUs Determination Date (including due to Participant’s death, disability or retirement), all RSUs that are not then vested and payable shall be forfeited without any payment whatsoever to the Participant. For purposes of this Agreement, the Participant will be deemed to have terminated employment as of his or her last day of active work for MidSouth and its subsidiaries; provided, however that the Participant shall be deemed to be actively at work during any period the Participant is on approved medical leave or during any protected reemployment period applicable to military leave or otherwise.

(iii)    In the event of the occurrence of a Change of Control, as defined in Article 12 of the Plan, as in effect on the date of such occurrence, prior to the end of the Measurement Period, the RSUs shall become vested and payable on the date of such Change in Control as if the target level of the Performance Objectives was achieved, provided the Participant has been continuously employed by, or providing services to, MidSouth or any of its subsidiaries from the Grant Date until the date of the Change in Control. In the event of the occurrence of such a Change of Control after the Measurement Period and before the RSUs Determination Date, the RSUs shall become vested and payable on the date of such Change in Control based on the level of the Performance Objectives achieved for the Measurement Period, provided the Participant has been continuously employed by, or providing services to, MidSouth or any of its subsidiaries from the Grant Date until the date of the Change in Control.

(b)    No Rights as a Shareholder. Before the RSUs become vested and payable and settled in Restricted Stock, the Participant will not have any rights of a shareholder with respect to the underlying Common Stock and will not have any right to receive dividends on or vote such shares of Common Stock.

(c)    Settlement of RSUs.

(i)    Committee Certification. As soon as practicable after the completion of the Measurement Period, the Committee will determine to what extent, if any, that the Performance Objectives have been achieved and the resulting number, if any, of RSUs that have vested and become payable as of the RSUs Determination Date. The Committee’s determination shall be set forth in writing, as part of the minutes of a meeting of the Committee, by unanimous consent or otherwise. Notwithstanding the preceding sentences, a written determination of the Committee shall not be required in

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the case of Performance Shares that are earned pursuant to the provisions of Section 4(a)(iii).

(ii)    Issuance of Restricted Stock. As soon as practicable and no later than thirty (30) days after RSUs Determination Date, MidSouth shall issue shares of Restricted Stock under the Plan in settlement of the RSUs, if any, that have become vested and payable as of the RSU Settlement Date, and such shares of Restricted Stock shall otherwise be subject to the terms of Section 5. If the RSUs become vested and payable as of a Change in Control pursuant to the provisions of Section 4(a)(iii), however, the shares of Restricted Stock shall be issued to the Participant on the date of such Change in Control, and such shares of Restricted Stock shall be vested and nonforfeitable in full on the date of such Change in Control.

5.    Terms of the Restricted Stock. The shares of Restricted Stock, if any, issued in settlement of the vested RSUs are subject to the following terms and conditions:

(a)    Vesting of Restricted Stock.

(i)    Except as provided for in Section 5(a)(ii) and 5(a)(iii) hereof, the Restricted Stock shall become vested and nonforfeitable at the time set forth on Exhibit A (the “Final Vesting Date”), provided the Participant has been continuously employed by, or providing services to, MidSouth or any of its subsidiaries from the Date of Grant until such Final Vesting Date.

(ii)     In the event of the occurrence of a Change of Control, as defined in Article 12 of the Plan, as in effect on the date of such occurrence, after the RSUs Determination Date and prior to the Final Vesting Date, the Restricted Stock shall become vested and nonforfeitable in full on the date of such Change in Control, provided the Participant has been continuously employed by, or providing services to, MidSouth or any of its subsidiaries from the Grant Date until the date of the Change in Control.

(iii)    In the event of the termination of Participant’s employment by reason of the Participant’s death, disability or retirement (only if such retirement is approved in advance by the Committee and deemed to vest the Restricted Stock), after the RSUs Determination Date and prior to the Final Vesting Date, the Restricted Stock shall become vested and nonforfeitable in full upon termination of the Participant’s employment. For purposes of this Agreement, any determination of a Participant’s disability shall be made in the sole and absolute discretion of the Committee.

(iv)    Except as otherwise set forth herein, if the Participant ceases to be employed by MidSouth or any of its subsidiaries for any reason, all shares of Restricted Stock that are not then vested shall be forfeited without any payment whatsoever to the Participant. For purposes of this Agreement, the Participant will be deemed to have terminated employment as of his or her last day of active work for MidSouth and its subsidiaries; provided, however that the Participant shall be deemed to be actively at work during any period the Participant is on approved medical leave or during any protected reemployment period applicable to military leave or otherwise.

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(b)    Rights as a Shareholder. While the shares of Restricted Stock remain subject to forfeiture in accordance with this Agreement, the Participant will have all rights of a shareholder with respect to the Restricted Stock upon its issuance in settlement of the RSUs, including the right to receive dividends (as described herein) and vote the shares; provided, however, that during such period (i) Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares as set forth in Section 6 and (ii) MidSouth (or a custodian selected by MidSouth) shall retain custody of any certificates evidencing the shares of Restricted Stock. In lieu of retaining custody of any certificates evidencing the Restricted Stock, the shares of Restricted Stock granted under this Agreement, may, in MidSouth’s discretion, be held in escrow by MidSouth or reflected in MidSouth’s books and records, until Participant’s interest in such shares becomes vested and nonforfeitable. With respect to any Restricted Stock forfeited under this Agreement, Participant does hereby irrevocably constitute and appoint the Secretary of MidSouth or any successor Secretary of MidSouth (the “Secretary”) as his or her attorney to transfer the forfeited shares of Restricted Stock on the books of MidSouth with full power of substitution in the premises. The Secretary shall use such authority to cancel any shares of Restricted Stock that are forfeited under this Agreement. The Participant will be entitled to receive any dividends payable on the Restricted Stock provided the Participant has been continuously employed by, or providing services to, MidSouth or any of its subsidiaries from the issuance of the Restricted Stock until the record date of the dividends and provided the payment date of the dividends is no later than the 15th day of the third month following the end of the calendar year in which the record date occurs. The right to receive dividends on the Restricted Stock shall be treated as a separate right for purposes of Section 409A of the Code.

6.    Restrictions on Transferability. Neither the RSUs nor the Restricted Stock are transferable until the Restricted Stock is issued and becomes vested and nonforfeitable in full. If Restricted Stock is issued in settlement of a vested RSU, until the Restricted Stock vests and becomes nonforfeitable in accordance with Section 5(a), the Participant shall not transfer the Participant’s rights to such share of Restricted Stock or to any rights related thereto. Any attempt to transfer unvested RSUs or shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such RSUs or shares of Restricted Stock or such related rights except as specified in the Plan.

7.    Withholding. The Participant shall be responsible for satisfying all applicable income and employment tax withholding obligations with respect to the vesting and payment of the RSUs and the vesting of any Restricted Stock granted pursuant to this Agreement, which obligations may be satisfied in accordance with Section 11.7 of the Plan. If the Participant does not satisfy his or her withholding obligations as required by applicable law, MidSouth shall withhold the amount from any payments MidSouth makes to the Participant necessary to satisfy such obligations or take such other actions including but not limited to withholding delivery of any certificates relating to any shares of Common Stock to be delivered hereunder.

8.    Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of MidSouth or any of its subsidiaries, or affect any right which MidSouth or any of its subsidiaries may have to terminate such employment or service.

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 9.    Integration.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

10.    Section 409A. Notwithstanding any other provision of this Agreement, it is intended that payments hereunder will not be considered deferred compensation within the meaning of Section 409A of the Code. For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code. Payments hereunder are intended to satisfy the exemption from Section 409A of the Code for short-term deferrals and/or restricted stock. For purposes of this Agreement, any action taken hereunder shall be undertaken in a manner that will not negatively affect the exempt status of the RSUs or Restricted Stock unless such action otherwise complies with Section 409A of the Code to the extent necessary to avoid noncompliance. Notwithstanding the preceding, neither MidSouth nor any affiliate shall be liable to the Participant or any other person if the IRS or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.

11.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.    Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, without regard to the provisions governing conflict of laws.

13.    Limitation on Rights; No Right to Future Grants; Extraordinary Item.  By entering into this Agreement and accepting the award, Participant acknowledges that: (i) Participant's participation in the Plan is voluntary; (ii) the value of the award is an extraordinary item which is outside the scope of any employment contract with Participant; (iii) the award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Participant will not be entitled to compensation or damages as a consequence of Participant's forfeiture of any unvested portion of the award as a result of Participant's Termination of Service with MidSouth or any subsidiary for any reason; and (iv) in the event that Participant is not a direct employee of MidSouth or any subsidiary, the grant of the award will not be interpreted to form an employment relationship with MidSouth or any subsidiary and the grant of the award will not be interpreted to form an employment contract with the Participant's employer, MidSouth or any subsidiary. MidSouth shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of Participant's rights hereunder and Participant shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Participant's rights or privileges hereunder.

14.    Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the RSUs and the Restricted Stock shall be final and conclusive.

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IN WITNESS WHEREOF, MidSouth has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.

MIDSOUTH BANCORP, INC.

By:___________________________
Chairman of the Compensation Committee of the Board of Directors

ACCEPTED AND AGREED TO:

_______________________________

Participant

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EXHIBIT A
TO
MIDSOUTH BANCORP, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

Participant Name:	________________________

Number of Performance-Based Restricted Stock Units:	________________________

Measurement Period:	________________________

Performance Objective for RSUs:	________________________

Vesting Schedule for Restricted Stock issued if Performance Objective is Achieved and RSUs become vested:	________________________

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